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                                                                     Exhibit 4.2

                                   EXHIBIT "B"

                        WORLDWIDE WEB NETWORX CORPORATION
                       SERIES A 6% CUMULATIVE CONVERTIBLE
                                    DEBENTURE

     NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE CORPORATION AS HAVING ANY INTEREST IN SUCH DEBENTURE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH DEBENTURE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

[NAME]______________________                                     Mt. Laurel, NJ

$___________________________                                     ______  , 1999


         FOR VALUE RECEIVED, WORLDWIDE WEB NETWORX CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to ____________________________ (together with any subsequent holder or holders of this Debenture, the "Lender") or registered assigns, the principal sum of _______________________________________ NO/100
($______) with interest to commence accruing from the date of this Series A 6% Cumulative Convertible Debenture (the "Debenture") on the unpaid principal balance from time to time outstanding until due and payable on or before twelve
(12) months from the date of this Debenture (the "Maturity Date"), at the rate provided in Section 1.(a) hereof. Each holder of this Debenture, by acceptance hereof, agrees to and shall be bound by the provisions of this Debenture.

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         1. PAYMENT TERMS OF DEBENTURE.

         (a) PAYMENT OF PRINCIPAL AND INTEREST. This Debenture shall bear interest on the outstanding principal balance hereof at the rate of six percent (6%) per annum (computed on the basis of a 360-day year of twelve 30-day months). Unless previously converted in accordance with Section 2 hereof, principal and interest shall be payable on the Maturity Date, unless the Maturity Date is not a banking day in New York City in which case the Maturity Date for the payment of the principal and interest shall be the next such banking day. All payments of principal and interest hereunder shall be made by the Company in lawful money of the United States of America of immediately available funds. Both the payment of principal and interest hereunder shall be delivered at the address of the Lender on the books of the Company, or such other place as the holder hereof shall designate to the Company in writing.

         (b) VOLUNTARY PREPAYMENT. The Company may at any time prepay this Debenture (a "Voluntary Prepayment"), prior to the Maturity Date in whole or in part from time to time after issuance but not prior to the Conversion Date (as defined herein) as set forth in Section 2 hereof, without premium or penalty, upon not less than thirty (30) but not more than sixty (60) days' prior written notice to the holder hereof. Each such notice shall specify the prepayment date (the "Prepayment Date") and the amount to be prepaid. All Voluntary Prepayments shall be applied first to accrued but unpaid interest and second to the payment of principal on this Debenture.

         If less than all of the Debentures in this Series, if any, are to be repaid, the Company will repay all of the Debentures in this Series on a pro rata basis. If any Debenture is to be repaid in part only, a new Debenture or Debentures in principal amount equal to the unrepaid principal portion thereof will be issued.

         The Company's prepayment rights are subject to the Lender's right to convert this Debenture into shares of common stock, $.001 par value per share, (the "Shares") of the Company in accordance with Section 2.

         2. CONVERSION.

         (a) RIGHT TO CONVERT. The Lender shall have the right to convert (the "Conversion Right") the principal amount and all accrued and unpaid interest of this Debenture into Shares after the earlier of (i) the effective date of the registration statement to be filed by the Company registering the resale of the Shares, or (ii) 120 days after the filing of such registration statement by the Company. If the Lender does not exercise his Conversion Right by 5:00 p.m. New York City time on the earlier of (i) or (ii), his Conversion Right shall terminate.

         (b) CONVERSION OF DEBENTURE INTO SHARES. Subject to and in compliance with the provisions of this Section 2, all of the outstanding principal hereon may, at the option of the Lender, be converted as set forth in subparagraph (a) of this Section 2. Any accrued but unpaid interest shall be added to the principal amount of the Debenture upon conversion. The number of Shares the Lender shall be entitled to receive upon conversion shall be determined by adding the principal

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amount of the Debenture plus any accrued but unpaid interest and dividing that aggregate amount by the lesser of (i) a thirty-five percent (35%) discount from the five (5) day average closing bid price per share of the Company's common stock (the "Common Stock") quoted on the over-the-counter bulletin board ("OTC:BB") immediately preceding the business day on which the Company receives written notice via facsimile of the Lender's intent to convert the Debenture (the "Conversion Date"), or (ii) the five (5) day average closing bid price of the Common Stock immediately preceding the later of the date that (y) the closing on an aggregate amount of $2,500,000.00 Debentures, or (z) the closing on the over-allotment option for an additional $500,000.00 of Debentures. The price at which the principal and interest, if any, are converted into Shares in accordance with this subparagraph (b) is the "Conversion Price". Notwithstanding the foregoing, the Conversion Price shall not be less than $.25 per Share and not more than $1.50 per Share.

                  The Company's delivery to the Lender of the fixed number of Shares (rounded up in the case of a fractional Share) into which the Debenture is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Debenture and all accrued interest that has not previously been paid. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall round up to the nearest Share.

         (c) CONVERSION PROCEDURE. To exercise the Conversion Right, the Lender shall surrender this Debenture to the Company at its principal office for notice during regular business hours, after having first or simultaneously given written notice via facsimile to the Company at such principal office on a business day that such holder elects to convert this Debenture in the form attached hereto as Exhibit A. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Shares issuable upon such conversion shall be issued. This Debenture, when surrendered for conversion, shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice and this Debenture is received by the Company as set forth in the subparagraph (c) shall be the "Conversion Date". As promptly as practicable after the Conversion Date, but in no event more than five (5) business thereafter, the Company shall issue and deliver to the Lender, or such other as the notice states, a certificate or certificates as such holder may request for the number of full Shares issuable upon the conversion of this Debenture. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the Lender as holder of this Debenture shall cease and the person or persons in whose name or names any certificate or certificates for Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of Shares represented thereby.

         3. ADJUSTMENT OF CONVERSION PRICE IN EVENT OF AN EXTRAORDINARY COMMON STOCK EVENT.

         (a) Upon the happening of an Extraordinary Common Stock Event occurring after the date hereof (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock of all

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classes outstanding immediately after such Extraordinary Common Stock Event
(including as outstanding all Shares issuable upon conversion of this Debenture or other outstanding securities convertible into Common Stock) and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event (including as outstanding all Shares issuable upon conversion of this Debenture or other outstanding securities convertible into Common Stock), and the quotient so obtained shall thereafter be the Adjusted Conversion Price. The Adjusted Conversion Price shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of the Common Stock as the result of any dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock of any class into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock of any class into a smaller number of shares of the Common Stock.

         (b) OTHER DIVIDENDS. In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the Lender shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount and type of securities of the Company which they would have received had this Debenture been converted into Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Lender.

         (c) RECLASSIFICATION. If the Shares issuable upon the conversion of this Debenture shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3, then and in each such event the Lender shall have the right thereafter to convert this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of Shares into which this Debenture might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

         (d) REORGANIZATION: SALE OR MERGER. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company or the sale, transfer, lease, or other disposition of all or substantially all assets and properties (a "Sale or Merger") of the Company shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or property with respect to or in exchange for Common Stock, then, with respect to this Debenture if not converted into Shares in accordance with the terms hereof immediately prior to the completion of such reorganization or Sale

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or Merger, as a part of and as a condition to the effectiveness of such reorganization or Sale or Merger, lawful and adequate provision shall be made so that (i) if the Company is not the surviving corporation, this Debenture shall be converted into debentures of the surviving corporation having equivalent terms and provisions and (ii) in lieu of being able to convert into Shares of the successor corporation the Lender shall thereafter be entitled to receive upon conversion of this Debenture (including any principal amount of debentures issued upon conversion of this Debentures) the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such reorganization or Sale or Merger to which a holder of the number of Shares deliverable upon conversion of this Debenture immediately prior to such reorganization or Sale or Merger would have been entitled to receive. In any such case, appropriate provisions shall be made with respect to the rights of the Lender (including any principal amount of additional debentures issued upon conversion of this Debenture) after the reorganization of Sale or Merger to the end that the provisions of this Section 3 (including without limitation provisions for adjustment of the Conversion Price and the number of Shares purchasable upon conversion of this Debenture or such additional debentures) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of this Debenture or such additional debentures. Notwithstanding anything in this Debenture to the contrary, the transaction between the Company and Artra Group Incorporated shall not be deemed an Extraordinary Event which would trigger any adjustment as may be described in this Section 3.

         (e) NOTICE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price, the Company will furnish to the Debenture holder, within 30 days after any such adjustment or readjustment, a certificate, prepared by the chief financial officer of the Company, showing such adjustment or readjustment, and stating the facts upon which such adjustment or readjustment is based.

         4. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture into Shares, such number of its shares as shall from time to time be sufficient to effect the conversion of this Debenture, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the aggregate principal amount of this Debenture and any accrued but unpaid interest hereon then outstanding, the Company shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (a) the Company defaults in the payment of the principal of this Debenture and such default continues for a period of fifteen (15) business days after the date such payment was due; or

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         (b) the Company defaults in any material respect in the performance or observance of any other covenant, agreement, term or condition contained herein other than a notice provision and such default shall not have been remedied within thirty (30) days after the date written notice thereof shall have been received by the Company from the holder, or

         (c) the Company defaults in any material respect in the performance or observance of any notice provision contained herein;

         (d) the Company or any of its subsidiaries shall be involved in financial difficulties as evidenced:

                  (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (iii) by the entry of an order for relief against it in any involuntary case commenced under said Title 11 which remains undischarged or unstayed for more than sixty (60) days;

                  (iv) by its seeking relief as an Indebtedness or under any applicable law, other than said Title 11, of any jurisdiction relating to the insolvency, liquidation or reorganization of Indebtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (v) by entry of an order by a court of competent jurisdiction
(A) finding it to be bankrupt or insolvent or (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors which remains undischarged or unstayed for more than sixty (60) days;

                  (vi) by the entry of an order by a court of competent jurisdiction assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property which remains undischarged or unstayed for more than sixty (60) days; or

                  (vii) by its making an assignment for the benefit of, or entering into an agreement with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then the holder may, by written notice to the Company, declare the Company to be in default hereunder (an "Event of Default") and may exercise any right, power or remedy permitted to such holder by law, including, without limitation:

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                  (i) the right to declare the entire principal amount of this
Debenture and accrued interest thereon, if any, due and payable;

                  (ii) the right to commence any proceeding against the Company in furtherance of the foregoing.

         6. NOTICES OF RECORD DATE. In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any Sale or Merger or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the holder of this Debenture at least ten (10) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, Sale or Merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, Sale or Merger, dissolution, liquidation or winding up.

         In addition, the Company shall, within 30 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) known to it, give to the holder of this Debenture notice of such default; provided that, except in the case of a default in the payment of principal of, or interest on this Debenture, the Company shall be protected in withholding of such notice if it in good faith determines that the withholding of such notice is in the interest of the Debenture holder.

         7. REGISTRATION AND TRANSFER. This Debenture is transferable only on the register maintained by the Company. The holder of this Debenture agrees that, prior to the sale or transfer of this Debenture, such holder shall surrender said Debenture to the Company in exchange for a new Debenture to be registered in the name of the proposed transferee in the principal amount equal to the unpaid balance of principal of the Debenture surrendered and otherwise having the same terms and provisions of the Debenture surrendered. The holder of this Debenture consents and agrees that the last holder of such Debenture as registered on the books of the Company may be treated by the Company and all other person(s) dealing with such Debenture as the absolute owner thereof for any purposes and as the person entitled to receive all payments of interest, principal and premium, if any, with respect to such Debenture and as the person entitled to exercise the rights represented by such Debenture, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of such Debenture on the books of the Company and such transfer is effected.

         8. COMPLIANCE WITH USURY LAWS. All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the Indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used

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herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Debenture shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation not be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Company and the Lender.

         9. GOVERNING LAW AND VENUE. This Debenture shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of New York. Venue for any and all actions arising from or in connection with this Debenture shall be in the state and federal courts of New York County, New York.

         10. OTHER. No recourse for the payment of the principal of, premium, if any, or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Debenture or any indenture supplemental thereto, or in any note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law or by the issue hereof, expressly waived and released.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed under seal by its duly authorized officer as of the date set forth above.

                                                                   WORLDWIDE WEB
                                                            NETWORX CORPORATION




                                                 Robert D. Kohn, President & CEO



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                                    EXHIBIT A

WorldWide Web NetworX Corporation
3000 Atrium Was, Suite 202
Mt. Laurel, NJ 08054
(609) 627-6893 (fax)

         Re:   Conversion of Debenture

Gentlemen:

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert the entire principal amount of this Debenture and any accrued bu unpaid interest hereon, into Shares in accordance with the terms of this Debenture, and directs that the Shares issuable and deliverable upon the conversion be issued in the name and delivered to the undersigned unless a different name has been indicated below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Date:
     ------------------------

                                   (Signature)

FILL IN FOR REGISTRATION OF SHARES

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(Printed Name)              (Social Security Number or other identifying number)


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(Printed Name)              (Social Security Number or other identifying number)


--------------------------
(Street Address)            (Street Address)


--------------------------
(City, State, and Zip Code)


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